UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2004

COMMUNITY FIRST BANKSHARES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-19368	46-0391436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Main Avenue Fargo, North Dakota		58124
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (701) 298-5600

ITEM 1.                  Not Applicable

ITEM 2.                  Not Applicable.

ITEM 3.                  Not Applicable.

ITEM 4.                  Not Applicable.

ITEM 5.                  On March 16, 2004, Community First Bankshares, Inc. (“Community First Bankshares”) announced that it had entered into an Agreement and Plan of Merger, dated as of March 15, 2004 (the “Merger Agreement”), pursuant to which BancWest Corporation has agreed to acquire Community First Bankshares for aggregate consideration of approximately $1.2 billion in cash. The closing of the acquisition is subject to the affirmative vote of Community First Bankshares’ shareholders, regulatory approvals, and other customary closing conditions. The Merger Agreement and the press release are filed as exhibits to this report.

ITEM 6.                  Not Applicable.

ITEM 7.                  Exhibits.

99.1         Agreement and Plan of Merger dated as of March 15, 2004 among BancWest Corporation, BW Newco, Inc. and Community First Bankshares, Inc.

99.2         Press Release dated March 16, 2004.

ITEM 8.  Not Applicable.

ITEM 9.                  Not Applicable.

ITEM 10.               Not Applicable.

ITEM 11.               Not Applicable.

ITEM 12.               Not Applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNITY FIRST BANKSHARES, INC.

Dated: March 15, 2004	By	/s/ Mark A. Anderson
Mark A. Anderson, Chief Executive Officer

Exhibit Index

99.1         Agreement and Plan of Merger Dated as of March 15, 2004 among BancWest Corporation, BW Newco, Inc. and Community First Bankshares, Inc.

99.2         Press Release dated March 16, 2004